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                                                                   EXHIBIT 4.3.2

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                         SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF OCTOBER 29, 1999

                                     AMONG

                           THE ALLSTATE CORPORATION,
                                 AS CO-OBLIGOR,

                         A.P.L. ACQUISITION CORPORATION
                              AS SUCCESSOR ISSUER,

                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION,
                                   AS ISSUER

                                      AND

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                                   AS TRUSTEE

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                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
                                     ARTICLE I
                                    DEFINITIONS
SECTION 1.1.    DEFINITION OF TERMS.........................................     2

                                     ARTICLE II
                               CONCERNING THE MERGER

SECTION 2.1.    ASSUMPTION OF OBLIGATIONS...................................     2
SECTION 2.2.    ALLSTATE AS A CO-OBLIGOR....................................     3
SECTION 2.3.    COMMISSION REPORTS..........................................     3
SECTION 2.4     ACCEPTANCE BY TRUSTEE.......................................     4

                                    ARTICLE III
                                   MISCELLANEOUS

SECTION 3.1.    RATIFICATION OF INDENTURE...................................     4
SECTION 3.2.    EFFECTIVENESS...............................................     4
SECTION 3.3.    DEBENTURES DEEMED CONFORMED.................................     4
SECTION 3.4.    GOVERNING LAW...............................................     5
SECTION 3.5.    SEPARABILITY................................................     5
SECTION 3.6.    COUNTERPARTS................................................     5

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     SECOND SUPPLEMENTAL INDENTURE, dated as of October 29, 1999 (the "Second
Supplemental Indenture") among The Allstate Corporation, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2775 Sanders Road, Northbrook, Illinois 60062 ("Allstate"), A.P.L. Acquisition Corporation, a wholly-owned subsidiary of Allstate and a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2775 Sanders Road, Northbrook, Illinois 60062 ("Merger Sub"), American Heritage Life Investment Corporation, a corporation duly organized and existing under the laws of the State of Florida, having its principal office at 1776 American Heritage Life Drive, Jacksonville, Florida 32224 ("AHLIC"), and Bank One Trust Company, National Association (successor in interest to, The First National Bank of Chicago, a national banking association), as trustee (the "Trustee").

     WHEREAS, AHLIC executed and delivered the indenture dated as of June 23, 1997 (the "Base Indenture") and the first supplemental indenture dated as of June 23, 1997 (together with the Base Indenture, the "Supplemented Base Indenture") to the Trustee to provide for the future issuance of the AHLIC's unsecured debentures, notes or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series;

     WHEREAS, pursuant to the Supplemented Base Indenture, AHLIC issued a series of Securities known as its 6.75% Junior Subordinated Debentures due August 16, 2002 (the "Debentures"), in $106,701,050 aggregate principal amount;

     WHEREAS, AHLIC intends to consummate a transaction involving the merger (the "Merger") of AHLIC with and into Merger Sub, pursuant to the Agreement and Plan of Merger and Reorganization among Allstate, Merger Sub and AHLIC dated as of July 8, 1999 (the "Merger Agreement");

     WHEREAS, Section 801 of the Supplemented Base Indenture permits AHLIC to merge with another corporation provided certain terms and conditions are satisfied;

     WHEREAS, Section 901 of the Supplemented Base Indenture authorizes AHLIC and the Trustee to enter into a supplemental indenture without notice to or the consent of any Holders, to, among other things, evidence a transaction under
Article 8 of the Indenture as well as to make any change that does not materially adversely affect the interests of the Holders of Securities of any series;

     WHEREAS, AHLIC has furnished the Trustee with an Officer's Certificate and, as to legal issues, an Opinion of Counsel, stating that the Merger and this Second Supplemental Indenture (together with the Supplemented Base Indenture, the "Indenture") comply with the Supplemented Base Indenture and that all conditions precedent in the Supplemented Base Indenture provided for relating to the Merger have been met;

     WHEREAS, pursuant to Section 903 of the Supplemented Base Indenture, in signing this Second Supplemental Indenture the Trustee shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that this Second Supplemental Indenture is authorized or permitted by the Supplemented Base Indenture; and

     WHEREAS, AHLIC has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures the valid obligations of Merger Sub and Allstate, have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.
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     NOW THEREFORE, in consideration of the premises Allstate, Merger Sub and
AHLIC covenant and agree with the Trustee as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1.  DEFINITION OF TERMS.

     Unless the context otherwise requires:

     (a) a term defined in the Supplemented Base Indenture has the same meaning when used in this Second Supplemental Indenture;

     (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) headings are for convenience of reference only and do not affect interpretation;

     (e) the term "Effective Time" shall have the meaning given to it in the Merger Agreement.

                                   ARTICLE II

                             CONCERNING THE MERGER

SECTION 2.1.  ASSUMPTION OF OBLIGATIONS.

     (a) Merger Sub hereby expressly assumes, from and after the Effective Time, as fully as if it had been an original party to the Indenture, all the respective obligations of AHLIC under the Securities (including the Debentures) and the Indenture, including the obligation to make due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of the Indenture to be performed or observed by the Issuer under the Securities and the Indenture.

     (b) From and after the Effective Time, pursuant to Section 803 of the Indenture, Merger Sub hereby succeeds, is substituted for, and shall possess and from time to time may exercise each and every right and power of, the "Company" under the Indenture and the Securities with the same effect as if Merger Sub had been an original party to the Indenture. As of the Effective Time, AHLIC is hereby forever released and discharged from all liabilities, covenants or obligations under the Securities and the Indenture.

SECTION 2.2.  ALLSTATE AS A CO-OBLIGOR.

     The parties hereby agree that, from and after the Effective Time, Allstate shall hereby become a joint and several co-obligor with Merger Sub (but not as a successor to AHLIC) with respect to payment obligations under the Indenture and the Debentures, and Allstate hereby agrees to be jointly and severally liable with Merger Sub for the due and punctual payment of the principal of, premium, and other amounts, if any and interest on the Debentures, as fully as if Allstate had been an original obligor under such Debentures; provided, however, that Allstate is not assuming, or becoming a co-obligor for, the performance of any obligation or liability of Merger Sub under the Indenture or the Debentures other than such payments; provided further, that the obligations of Allstate under the Indenture and the Debentures shall (i) be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of Allstate to the extent and in the manner as set forth in Article 14 of the Indenture with respect to the Senior Indebtedness of the Company and, for this purpose, references therein and in the definition of Senior Indebtedness in
Article I to the "Company" shall be deemed to apply to Allstate, and (ii) rank pari passu in right of payment to all subordinated indebtedness of Allstate.

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SECTION 2.3.  COMMISSION REPORTS.

     In the event that Merger Sub is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Allstate (i) shall file copies of all reports and other information and documents which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act with the Trustee within 30 days after it files them with the Commission, in satisfaction of the requirements of Section 1007(a) of the Indenture; (ii) shall cause its annual reports to shareholders and other financial reports furnished by it to its shareholders generally to be mailed to the Holders in satisfaction of the requirements of Section 1007(b) of the Indenture; and (iii) shall otherwise comply with the provisions of Section 314(a) of the Trust Indenture Act as the Act relates to the Indenture. The parties acknowledge that Merger Sub, in the event it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, will not be required to file with the Trustee or mail to the Holders separate financial statements, auditor's reports, or Management's Discussion pursuant to Section 1007 of the Indenture so long as Allstate complies with this Section 2.3.

SECTION 2.4  ACCEPTANCE BY TRUSTEE.

     The Trustee accepts this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented; and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by Allstate, Merger Sub and AHLIC, or for or with respect to the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof.

                                  ARTICLE III
                                 MISCELLANEOUS

SECTION 3.1.  RATIFICATION OF INDENTURE.

     The Supplemented Base Indenture as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Supplemented Base Indenture in the manner and to the extent herein and therein provided.

SECTION 3.2.  EFFECTIVENESS.

     This Second Supplemental Indenture shall become a legally effective and binding instrument upon the later of (i) execution and delivery hereof by all parties hereto and (ii) the Effective Time.

SECTION 3.3.  DEBENTURES DEEMED CONFORMED.

     As of the Effective Time, the provisions of each Debenture then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Debenture or any other action on the part of the Holders, Allstate, Merger Sub, AHLIC or the Trustee, so as to reflect this Second Supplemental Indenture.

SECTION 3.4.  GOVERNING LAW.

     This Second Supplemental Indenture shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

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SECTION 3.5.  SEPARABILITY.

     In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Debentures, but this Second Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.6.  COUNTERPARTS.

     This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be affixed and attested on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                          AMERICAN HERITAGE LIFE INVESTMENT
                                          CORPORATION
                                          as Issuer

                                          By: /s/ T. O'NEAL DOUGLAS
                                            ------------------------------------
                                            Name: T. O'Neal Douglas
                                            Title: Chairman and CEO

                                          THE ALLSTATE CORPORATION
                                          as Co-Obligor

                                          By: /s/ JAMES P. ZILS
                                            ------------------------------------
                                            Name: James P. Zils
                                            Title: Treasurer

                                          A.P.L. ACQUISITION CORPORATION
                                          as Successor Issuer

                                          By: /s/ JAMES P. ZILS
                                            ------------------------------------
                                            Name: James P. Zils
                                            Title: Treasurer

                                          BANK ONE TRUST COMPANY, NATIONAL
                                          ASSOCIATION
                                          as Trustee

                                          By: /s/ JANICE OTT ROTUNNO
                                            ------------------------------------
                                            Name: Janice Ott Rotunno
                                            Title: Vice President

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